UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2010

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 – Results of Operations and Financial Condition.

On April 12, 2010, Northern Oil and Gas, Inc. (the “Company”) provided an operations update related to drilling and completion activity in the Williston Basin Bakken and Three Forks play.  In connection with this operations update, the Company also provided information regarding its preliminary financial results for first quarter 2010.

2010 DRILLING ACTIVITY

Since January 1, 2010, the Company has spud 5.15 net wells.  Of those wells, 1.76 net wells are currently drilling but have not reached total depth and 2.05 net wells have been drilled to total depth and are awaiting fracture stimulation to commence production.  This high number of wells awaiting completion was caused by longer time delays from completion of drilling to commencement of oil sales, primarily due to the seasonal backlog of fracture stimulations that typically occurs in early spring as a result of reduced completion activities during the coldest months in North Dakota.

The Company now expects to spud up to 18 net wells in 2010, which represents an increase from previous guidance of 15 net wells.  The Company believes the increase in expected wells is based upon the increasing rig count, which is now at an all-time high of 108 drillings rigs in the North Dakota Bakken play.  The Company’s Chief Executive Officer, Michael Reger, commented “The pace of drilling in the Bakken and Three Forks plays continues to increase.  Given recent announcements by key operators in the plays, we expect 2010 drilling to increase by up to 20% to a total of 18 net Bakken and Three Forks wells.”

FIRST QUARTER 2010 PRODUCTION AND PRELIMINARY FINANCIAL RESULTS

The Company’s first quarter 2010 production increased approximately 10% and oil and gas sales increased approximately 20% compared to fourth quarter 2009.  First quarter 2010 production approximated 125,000 barrels of oil equivalent (“BOE”), an increase from 114,000 BOE in fourth quarter 2009.  First quarter 2010 oil and gas sales were approximately $8.4 million, an increase of approximately 20% from fourth quarter 2009 oil and gas sales of $6,965,622.  First quarter 2010 net earnings are expected to be approximately $0.03 per outstanding share.

COMPLETION ACTIVITY

The Company has experienced significant delays in fracture stimulation appointments for wells across all operators with whom it participates.  The Company believes this trend has been driven primarily by seasonal issues and increased costs of completing during the coldest winter months.  Additionally, the Company believes there has been some constraint in moving fracture stimulation supplies, such as frac sand, into the field due to seasonal conditions.  The Company expects that for the next quarter delay between fracture stimulation and completion may average as much as six weeks.  This is not affecting the pace of drilling and the Company continues to see wells drilled to total depth at an accelerated pace.  However, delays in fracture stimulation have the effect of delaying production additions.

RECENT COMPLETION HIGHLIGHTS

The Company continues to believe that early 24 hour rates are not useful in determining the economics of a well.  The Company is focused on well payout, which, in its core Slawson Exploration drilling program, the Company expects to occur four months on average following commencement of production.   As previously guided, the Company will begin to report well flow rates as far out as 60 days, when available.

The following table outlines well completions as of April 11, 2010.

WELL NAME	OPERATOR	NOG WI	COUNTY/STATE	SPACING	FRAC STAGES	INITIAL PRODUCTION BOEPD	DAYS USED TO COMPUTE AVG. BOEPD	AVG. BOEPD
STALLION #1-1-12H	SLAWSON EXPLORATION	23.00%	MOUNTRAIL, ND	1,280	36	2,735	57	1,153
ZEPHYR #1-36H	SLAWSON EXPLORATION	4.00%	MOUNTRAIL, ND	640	18	1,637	30	971
RIPPER #1-22H	SLAWSON EXPLORATION	2.00%	MOUNTRAIL, ND	640	18	2,369	20	975
LIFFRIG #29-20 1-H TFS	BRIGHAM EXPLORATION	6.25%	MOUNTRAIL, ND	1,280	30	2,477	-	-
MINX #1-29H	SLAWSON EXPLORATION	22.00%	MOUNTRAIL, ND	640	18	1,475	60	544
FOX #1-28H	SLAWSON EXPLORATION	4.50%	MOUNTRAIL, ND	640	18	1,819	30	915
VAN HOOK #100-15H TFS	EOG RESOURCES	10.00%	MOUNTRAIL, ND	640	20	1,585	48	858
KATE #1-19H	CONTINENTAL RESOURCES	12.31%	DUNN, ND	1,262	22	1,503	-	-
NORMAN #1-9H	CONTINENTAL RESOURCES	5.50%	MCKENZIE, ND	1,280	18	1,366	-	-
BAZOOKA #1-20H	SLAWSON EXPLORATION	2.74%	MOUNTRAIL, ND	640	18	1,290	30	750
HOWITZER #1-25H	SLAWSON EXPLORATION	4.00%	MOUNTRAIL, ND	640	18	1,156	60	564
WIZARD #1-35H	SLAWSON EXPLORATION	4.50%	MOUNTRAIL, ND	640	18	1,050	7	873
MACHETE #1-19H	SLAWSON EXPLORATION	17.18%	MOUNTRAIL, ND	640	22	750	20	1,019
COUGAR FEDERAL #1-30H	SLAWSON EXPLORATION	3.81%	MOUNTRAIL, ND	640	18	718	20	1,118
EDWARDS #5992 44-10	OASIS PETROLEUM	21.00%	BURKE, ND	1,280	28	612	-	-
HIGHLAND #1-9H	SINCLAIR OIL AND GAS	62.50%	MOUNTRAIL, ND	640	12	564	-	-
ARVID #2-34H	CONTINENTAL RESOURCES	5.00%	DIVIDE, ND	1,280	18	407	-	-

CURRENT DRILLING ACTIVITY

The following table illustrates the wells in which the Company has participated that are drilling or are awaiting completion and have experienced completion delays due to seasonal conditions as of April 11, 2010.  The Company is currently drilling or completing 3.81 net wells.

WELL NAME	OPERATOR	NOG WI	COUNTY/STATE	STATUS	FORMATION
ALLIE 31X-24	XTO ENERGY	7.79%	WILLIAMS, ND	COMPLETING	THREE FORKS
ATLANTIS FEDERAL #1-34-35H	SLAWSON EXPLORATION	1.41%	MOUNTRAIL, ND	COMPLETING	BAKKEN
ABELMANN-STATE #21-16 #1H	BRIGHAM EXPLORATION	2.73%	MCKENZIE, ND	DRILLING	BAKKEN
BADGER #1-9H	SLAWSON EXPLORATION	28.38%	MOUNTRAIL, ND	DRILLING	BAKKEN
BARENTHSEN #6059 44-5H	OASIS PETROLEUM	14.30%	BURKE, ND	DRILLING	BAKKEN
BROCKMEIER #1-1H	CONTINENTAL RESOURCES	6.02%	MCKENZIE, ND	COMPLETING	BAKKEN
BURKE #4-06H	EOG RESOURCES	2.47%	MOUNTRAIL, ND	COMPLETING	BAKKEN
CANNONBALL FEDERAL #1-27-34H	SLAWSON EXPLORATION	0.55%	MOUNTRAIL, ND	COMPLETING	BAKKEN
CLEARWATER #17-01H	EOG RESOURCES	1.82%	MOUNTRAIL, ND	COMPLETING	BAKKEN
CVANCARA #19-18 #1-H	BRIGHAM EXPLORATION	3.16%	WILLIAMS, ND	COMPLETING	BAKKEN
DAKOTA-3 BRUNSELL #16-9H	ZENERGY	1.13%	MOUNTRAIL, ND	DRILLING	BAKKEN
DAKOTA - 3 VAN HOOK R/S #16-4H	ZENERGY	1.69%	MOUNTRAIL, ND	DRILLING	BAKKEN
EN-SKABO TRUST ####-##-####H-1	HESS CORP.	6.56%	MOUNTRAIL, ND	DRILLING	DUAL LATERAL
FERTILE #16-20H	EOG RESOURCES	1.25%	MOUNTRAIL, ND	COMPLETING	BAKKEN
FERTILE #18-30H	EOG RESOURCES	0.64%	MOUNTRAIL, ND	COMPLETING	BAKKEN
FERTILE #34-31H	EOG RESOURCES	10.39%	MOUNTRAIL, ND	COMPLETING	BAKKEN
GILLUND #1-32H	CONTINENTAL RESOURCES	9.62%	DIVIDE, ND	DRILLING	BAKKEN
GLADYS #2-9H	NEWFIELD EXPLORATION	2.60%	MCKENZIE, ND	DRILLING	BAKKEN
HANSON #11-12H	ENCORE OPERATING	1.05%	DUNN, ND	DRILLING	BAKKEN
HM HOVE 34X-33	XTO ENERGY	15.64%	WILLIAMS, ND	COMPLETING	THREE FORKS
HYNEK #5693 42-35H	OASIS PETROLEUM	6.39%	MOUNTRAIL, ND	COMPLETING	BAKKEN
JERICHO #2-5H	SLAWSON EXPLORATION	42.36%	MOUNTRAIL, ND	DRILLING	THREE FORKS
JUGHEAD FEDERAL #1-26H	SLAWSON EXPLORATION	2.81%	MOUNTRAIL, ND	COMPLETING	BAKKEN
KERBAUGH 31X-04	XTO ENERGY	6.51%	WILLIAMS, ND	COMPLETING	THREE FORKS
LAZY DE #34-7H	MARATHON OIL COMPANY	4.54%	DUNN, ND	COMPLETING	BAKKEN
LIBERTY #6-25H	EOG RESOURCES	11.88%	MOUNTRAIL, ND	COMPLETING	BAKKEN
LUNKER FEDERAL #1-33-4H	SLAWSON EXPLORATION	6.40%	MOUNTRAIL, ND	COMPLETING	BAKKEN
MAYHEM #1-19H	SLAWSON EXPLORATION	30.00%	ROOSEVELT, MT	COMPLETING	BAKKEN
MCD #11-29H	FIDELITY EXPLORATION	2.08%	MOUNTRAIL, ND	DRILLING	THREE FORKS
MEAGHER #16-30	KODIAK OIL & GAS	7.46%	SHERIDAN, MT	DRILLING	RED RIVER
MEIERS #44-25H	WHITING OIL & GAS	1.46%	MOUNTRAIL, ND	DRILLING	BAKKEN
MELGAARD #1-14H	CONTINENTAL RESOURCES	15.82%	DIVIDE, ND	DRILLING	THREE FORKS
MESA VERDE #24-22H	BURLINGTON RESOURCES	0.73%	MCKENZIE, ND	DRILLING	BAKKEN
ROHDE #43-1H	WHITING OIL & GAS	10.26%	MOUNTRAIL, ND	COMPLETING	BAKKEN
RS-NELSON FARMS A-156-90-2829H-1	HESS CORP.	1.55%	MOUNTRAIL, ND	DRILLING	DUAL LATERAL
RS-JOHNSON A-157-90-2128H-1	HESS CORP.	19.88%	MOUNTRAIL, ND	DRILLING	DUAL LATERAL
RS-RUDOLPH ###-##-####H-1	HESS CORP.	8.85%	MOUNTRAIL, ND	DRILLING	DUAL LATERAL
SAETZ #14-20H	MARATHON OIL COMPANY	2.45%	DUNN, ND	COMPLETING	BAKKEN
SCHILKE #8-24H	PEAK GRASSLANDS, LLC.	5.24%	MCKENZIE, ND	DRILLING	BAKKEN
SIDONIA #7-25H	EOG RESOURCES	10.00%	MOUNTRAIL, ND	COMPLETING	BAKKEN
SIDONIA #8-26H	EOG RESOURCES	5.00%	MOUNTRAIL, ND	COMPLETING	BAKKEN
SIDONIA #13-08H	EOG RESOURCES	2.03%	MOUNTRAIL, ND	DRILLING	BAKKEN
SIDONIA #29-34H	EOG RESOURCES	4.22%	MOUNTRAIL, ND	COMPLETING	BAKKEN
SIDONIA #33-33H	EOG RESOURCES	2.71%	MOUNTRAIL, ND	COMPLETING	BAKKEN
SIDONIA #34-31H	EOG RESOURCES	2.16%	MOUNTRAIL, ND	COMPLETING	BAKKEN
SNIPER FEDERAL #1-6-7H	SLAWSON EXPLORATION	21.41%	MOUNTRAIL, ND	COMPLETING	BAKKEN
SUMMERFIELD #15-15H	AMERICAN OIL & GAS	5.10%	DUNN, ND	COMPLETING	BAKKEN
TOMCAT #1-2H	SLAWSON EXPLORATION	2.50%	MOUNTRAIL, ND	COMPLETING	BAKKEN
WHIRLWIND #1-31H	SLAWSON EXPLORATION	19.74%	MOUNTRAIL, ND	COMPLETING	BAKKEN

SAFE HARBOR

This report contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding the Company’s financial position, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events.  While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

A copy of the press release which the Company issued reporting the foregoing information is attached as Exhibit 99.1. The information in this Item 2.02, and the press release attached hereto as Exhibit 99.1, shall be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010	NORTHERN OIL AND GAS, INC. By/s/ Michael L. Reger Michael L. Reger, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Method of Filing
99.1	Press Release dated April 12, 2010	Filed Electronically